"EFFECTIVE DATE 2/4/08"

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF
Delaware

NUMBER 0102

SHARES ***1,600,000***

The Mobile Star Corp.

AUTHORIZED COMMON STOCK: 200,000,000 SHARES
PAR VALUE: $.0001

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF."

This Certifies that ***LAVI KRASNEY***

Is The Record Holder Of ***ONE MILLION SIX HUNDRED THOUSAND***

Shares of The Mobile Star Corp. **Common Stock**

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: JUNE 19, 2008

CORPORATE SEAL

SECRETARY

PRESIDENT